CONSENT OF FINANCIAL CONSULTANT

American Business Capital Corporation consents to the use of it's name in the Registration Statement of Western Country Clubs, Inc. on Form SB-2, and all amendments thereto.


                                                         /s/ Mel James
June 12, 1997                                               Mel James, President